Exhibit 10.17
Summary Sheet Regarding Amendment to Employment
Agreement as of March 1, 2006, between the Company and
Lawrence Pemble
The base salary under the employment agreement was increased from $197,000 per year to $225,000 per year effective January 1, 2007.